                                                                   EXHIBIT 10.27

                      Dated the ___ day of __________ 2000

                          DERAMORE HOLDINGS LIMITED (1)

                                       and

                      PIVOTAL CORPORATION (NI) LIMITED (2)

                                       and

                             PIVOTAL CORPORATION (3)

                                      LEASE
                                       of

                           Third Floor, Capital House,
                         3 Upper Queen Street, Belfast.


                                 KEARNEY SEFTON
                                   Solicitors,
                              12 Brunswick Street,
                                    BELFAST,
                                    BT2 7GE

                    LEASE: Dated    day of             2000

1.      PARTICULARS

        1.1.1   The Landlord                DERAMORE HOLDINGS LIMITED
                                            having its registered office at
                                            160 Brompton Road, Knightsbridge,
                                            London SW3 1RP

        1.1.2   The Tenant                  PIVOTAL CORPORATION (NI) LIMITED
                                            having its registered office at
                                            50 Bedford Street, Belfast, BT2 7FU

        1.1.3   The Guarantor               PIVOTAL CORPORATION having its
                                            registered office at
                                            224 West Esplanade, Suite 300 North,
                                            Vancouver, British Columbia,
                                            VYM 3M6, Canada

        1.2     The Building                The building (including the car
                                            park and yard to the rear thereof)
                                            known as Capital House,
                                            3 Upper Queen Street, Belfast shown
                                            (for the purposes of identification
                                            only) edged [blue] on the Plan

        1.3     The Premises                The third floor of the Building as
                                            the same is more particularly
                                            defined in the First Schedule

        1.4     Total Lettable Area         9,648 square feet
                of the Premises

        1.5     Term                        10 years from and including the
                                            17th day of April 2000 subject to
                                            clause 10.16

        1.6.1   First Rent Commencement     17th day of May 2000
                Date

        1.6.2   Second Rent Commencement    17th day of October 2000
                Date

        1.7     Initial Rent                Pound Sterling 115,776.00 per annum.

        1.8     Review Date                 17th day of April 2005

        1.9     Interest Rate               4% per cent per annum above
                                            the Base Rate of the Bank of
                                            Ireland (or some other bank
                                            nominated in writing from time
                                            to time by the Landlord)

        1.10    Permitted Hours             7am to 7pm Monday to Friday
                                            inclusive

        1.11    Decorating Year             2005

        1.12    Service Charge              the amount referred to in clause 7.4

        1.13    Insurance Rent              a reasonable proportion (as
                                            determined by the Surveyor) of
                                            the sums which the Landlord
                                            shall from time to time reasonably
                                            pay by way of premiums for
                                            insuring the Building against the
                                            risks set out in clauses 8.3(a), (b)
                                            and (d),

                                            (b) all of any increased premium
                                            payable by any act or omission of
                                            the Tenant or by the user carried
                                            out by the Tenant on the Premises,
                                            and

                                            (c) all the reasonable premium
                                            that the Landlord shall from time
                                            to time pay (or where such
                                            insurance includes other premises,
                                            a reasonable proportion of such
                                            premium to be determined by the


                                            Surveyor acting as an expert and not
                                            as an arbitrator) for insuring
                                            against the loss of Rent and Service
                                            Charge in accordance with
                                            clause 8.3(c).


2.      DEFINITIONS

        2.1 The terms defined in this clause and in the Particulars shall for all purposes of this Lease have the meanings specified.

        2.2 'the Plan' means the plan and drawings referred to in the First Schedule and annexed to this Lease.

        2.3 'Rent' means the Initial Rent and the rents ascertained in accordance with the Fourth Schedule and such term includes neither the Service Charge nor the Insurance Rent but the term 'rents' includes Rent, the Service Charge, and the Insurance Rent.

        2.4 'Pipes' means pipes, sewers, drains, mains, ducts, conduits, gutters, watercourses, wire cables, channels, subways, flues and all other conducting media, including any fixings, louvres, cowls and other covers.

        2.5     'the Services' mean the services set out in the Sixth Schedule.

        2.6     'the Annual Expenditure' means:

                (a) all reasonable costs expenses and outgoings whatsoever reasonably incurred by the Landlord in providing all or any of the Services; and

                (b) all sums reasonably incurred by the Landlord in relation to the items set out in the Seventh Schedule;

                and any VAT payable thereon ('the Costs') (including any of the Costs incurred by a third party such as (without prejudice to the generality of the foregoing) the Surveyor or the managing agents where the Costs have been incurred for and on behalf of the Landlord and where the Landlord is liable to re-imburse the third party for the Costs) Provided that the Annual Expenditure shall not include any costs for the Building with respect to the employment of security staff at the main entrance to the Building outside the hours from 6.30a.m. to 7.30p.m.

                Monday to Friday inclusive save where the Landlord reasonably incurs such security costs outside the aforesaid hours acting in accordance with the principles of good estate management.

        2.7 'the Common Parts' mean the entrance halls, landings, lift shafts, staircases, passages, service yard, car park and any other areas which are from time to time during the Term provided by the Landlord for common use and enjoyment by the tenants and occupiers of the Building and all persons expressly or by implication authorised by them.

        2.8 'the Retained Parts' mean all parts of the Building not let or intended to be let to a tenant including (but without prejudice to the generality of the foregoing):

                (a)     the Common Parts;

                (b) office accommodation for security and any ancillary staff;

                (c) all Pipes in on or serving the Building except any that are within and solely serve premises let or intended to be let;

                (d) such parts of the Building including (again without prejudice to the generality of the foregoing) those parts of the walls foundations and roofs not let or intended to be let to a tenant;

                (e)     the windows and window frames serving the Premises.

        2.9 'Interest' means interest during the period from the date on which the payment is due to the date of payment, both before and after any judgment, at the Interest Rate then prevailing or should the Base Rate referred to in clause 1.9 cease to exist, such other rate of interest as is most closely comparable with the Interest Rate to be agreed between the parties or in default of agreement to be determined by the Accountant acting as an expert and not as an arbitrator.

        2.10 'the Planning Acts' means the Planning (Northern Ireland) Order 1991 and all statutes regulations and orders included by virtue of clause 3.14.

        2.11 'Insured Risk' means any risk against which the Landlord shall at the time of the damage or destruction in question have effected insurance.

        2.12 'the Office Covenants' mean the covenants set out in the Fifth Schedule.

        2.13 'the Surveyor' means any suitably qualified person or firm appointed by or acting for the Landlord (including an employee of the Landlord or a Group Company and including the person or firm appointed by the Landlord to collect the rents and manage the Building) to perform the function of a surveyor for any purpose of this Lease.

        2.14 'the Accountant' means any suitably qualified person or firm appointed by or acting for the Landlord (including an employee of the Landlord or a Group Company and including the person or firm appointed by the Landlord to collect the rents and manage the Building) to perform the function of an accountant for the purpose of this Lease.

        2.15 'Adjoining Property' means any neighbouring or adjoining land or property in which the Landlord or a Group Company has a freehold or leasehold interest or in which during the Term the Landlord (or a Group Company) shall have acquired a freehold or leasehold interest.

        2.16 'the Other Buildings' shall mean all buildings now or at any time during the Term erected on the Adjoining Property.

        2.17 'the 1996 Order' means the Business Tenancies (Northern Ireland) Order 1996.

        2.18 'Group Company' means a company that is a member of the same Group as the Landlord within the meaning of article 31 of the 1996 Order.

3.      INTERPRETATION

        3.1 The expressions 'the Landlord' and 'the Tenant' wherever the context so admits include their reactive successors in title.

        3.2 Where the Landlord the Tenant or the Guarantor for the time being are two or more individuals the terms 'the Landlord', 'the Tenant' and 'the Guarantor' include the plural number and obligations expressed or implied to be made by or with such party are deemed to be made by or with such individuals jointly and severally.

        3.3 Words importing the one gender include all other genders and words importing the singular include the plural and vice versa.

        3.4 The expression 'the Guarantor' includes any person who enters into covenants with the Landlord pursuant to clause 5.21.

        3.5 The expression 'the Term' in relation to clause 9 includes any period of holding over or extension or continuance thereof whether by statute or common law and elsewhere in this Lease the said expression includes such period where the context so admits.

        3.6 References to 'the last year of the Term' include the last year of the Term if the same shall determine otherwise than by effluxion of time and to 'the expiration of the Term' include such sooner determination of the Term

        3.7 References to any right of the Landlord to have access to the Premises shall be construed as extending to all persons properly authorised by the Landlord (including agents, professional advisers, contractors, workmen and others).

        3.8 References to 'the Premises' in the absence of any provision to the contrary include any part thereof.

        3.9 Any covenant by the Tenant not to do an act or thing shall be deemed to include an obligation not to permit such act or thing to be done and to use all reasonable endeavours to prevent such act or thing being done by a third party.

        3.10 Whenever the consent or approval of the Landlord is required or requested in relation to this Lease, such provisions shall be construed as also requiring the consent or approval of any mortgagee of the Premises where the same shall be required except that nothing in this Lease shall be construed as implying that any obligation is imposed upon any mortgagee not unreasonably to refuse any such consent.

        3.11 References to 'consent of the Landlord' or words to similar effect mean a consent in writing signed by or on behalf of the Landlord and to 'approved' and 'authorised' or words to similar effect mean (as the case may be) approved or authorised in writing by or on behalf of the Landlord.

        3.12 The terms 'the parties' or 'party' shall mean the Landlord and/or the Tenant but except where there is an express indication to the contrary shall exclude the Guarantor.

        3.13 'Development' has the meaning given by Article 11 of the Planning (Northern Ireland) Order 1991.

        3.14 Any reference to a specific statute includes any statute which that statute has directly or indirectly replaced (with or without modification) and any statutory extension or modification or re-enactment of such statute and any regulations or orders made thereunder and any general reference to 'statute' or 'statutes' includes any regulations or orders made thereunder.

        3.15 The paragraph headings do not form part of this Lease and shall not be taken into account in its construction or interpretation.

4.      DEMISE

        The Landlord DEMISES to the Tenant the Premises TOGETHER WITH the rights specified in the Second Schedule but EXCEPTING AND RESERVING to the Landlord the rights specified in the Third Schedule TO HOLD the Premises to the Tenant for the Term SUBJECT TO all rights easements privileges restrictions covenants and stipulations of whatever nature affecting the Premises YIELDING AND PAYING to the Landlord:

        (a) the Rent, payable without any deduction by equal quarterly payments in advance on the first days of February, May, August and November in every year, and proportionately for any period of less than a year, a proportionate sum in respect of the period from and including the Second Rent Commencement Date to and including the day before the quarter day next thereafter to be paid on the Second Rent Commencement Date Provided Always that the Tenant shall pay an abated Rent at the rate of Pounds Sterling 54,996.00 per annum for the period from and including the First Rent Commencement Date to the day immediately prior to the Second Rent Commencement Date, such abated Rent to be payable without any deduction by equal quarterly payments in advance on the aforesaid quarter days, and proportionately for any period of less than a year, the first such payment being a proportionate sum in respect of the period from and including the First Rent Commencement Date to and including the day before the quarter day next thereafter to be paid on the First Rent Commencement Date hereof, and

        (b) by way of further rent, the Service Charge payable on demand in accordance with clause 7 and the Insurance Rent payable on demand in accordance with clause 8.

5.      The Tenant COVENANTS with the Landlord:

        Rent

        5.1     To pay the rents on the days and in the manner set out in clause
                4.

        Outgoings and VAT

        5.2     To pay and to indemnify the Landlord against:

                (a) all rates, taxes, assessments, duties, charges, impositions and outgoings which are now or during the Term shall be, charged, assessed or imposed upon the Premises or upon the owner or occupier of them save taxes arising from the receipt of rents or from dealings with the Landlord's reversionary interest in the Premises or the Building;

                (b) Value Added Tax (or any tax of a similar nature that may be substituted for it, or levied in addition to it) chargeable in respect of any payment made by the Tenant under any of the provisions of or in connection with this Lease, or paid by the Landlord on any payment made by the Landlord where the Tenant agrees in this Lease to reimburse the Landlord for such payment.

        Electricity, Gas and Other Services Consumed

        5.3 To pay to the suppliers and to indemnify the Landlord against all charges for electricity, gas and other services consumed or used at or in relation to the Premises (including meter rents) where a separate supply is provided for the Premises.

        Repair

        5.4 To repair and keep in repair the Premises (damage caused by an inherent or latent structural defect in the Building or Insured Risk excepted other than to the extent that the insurance monies are irrecoverable in consequence of any act or default of the Tenant or anyone at the Premises expressly or by implication with the Tenant's authority) and to replace from time to time the Landlord's fixtures, fittings and appurtenances in the Premises which may be or become beyond repair at any time during or at the expiration of the Term.

        Alterations and Additions

        5.5.1   Not to:

                (a)     commit or permit waste, on or at the Premises;

                (b) build, erect, construct or place any new or additional building or structure on the Premises, including (without prejudice to the generality of the foregoing) any hut, shed, garage, cycle shelter, store, caravan, house on wheels, or any temporary or moveable building or structure;

                (c) make any alterations, additions or improvements to the Premises provided that:

                        (i) internal non-structural alterations by the Tenant in the Premises of a design and of materials approved in writing by the Landlord (such approval not to be unreasonably withheld or delayed) shall not be deemed to be a breach of this covenant; and

                        (ii) the Tenant may with the consent of the Landlord (such consent not to be unreasonably withheld or delayed) install and alter internal partitions from time to time and install new partitions.

        5.5.2 To remove any additional buildings, additions, alterations or improvements made to the Premises at the expiration of the Term if so requested by the Landlord and to make good any part or parts of the Premises which may be damaged by such removal.

        5.5.3 Not to cut injure or remove nor, except in accordance with clause 5.5.4, make any connection with the Pipes serving the Premises either exclusively or in conjunction with other premises.

5.5.4 To make connection with those Pipes that exclusively serve the Premises only in accordance with plans and specifications approved by the Landlord (such approval not to be unreasonably withheld or delayed).

Statutory Obligations

5.6.1 At the Tenant's own expense, to execute all works and provide and maintain all arrangements upon or in respect of the Premises or the use to which the Premises are being put that are required (whether by the lessor, the lessee or the occupier) in order to comply with the requirements of any statute (already or in the future to be passed) or any government department, local authority, other public or competent authority, or court of competent jurisdiction.

5.6.2 Not to do in or near the Premises any act or thing by reason of which the Landlord may under any enactment incur, have imposed upon it, or become liable to pay any penalty, damages, compensation, costs, charges or expenses.

5.6.3 Without prejudice to the generality of the foregoing, to comply in all respects with the provisions of any statutes and any other obligations imposed by law or by any byelaws applicable to the Premises or in regard to carrying on the trade or business for the time being carried on by the Tenant on the Premises.

Access of Landlord and Notice to Repair

5.7.1       To permit the Landlord:

            (a) to enter upon the Premises for the purpose of ascertaining that the covenants and conditions of this Lease have been observed and performed;

            (b) to view (and to open up floors and ceiling where the same is reasonably required in order to view) the state of repair and condition of the Premises; and

            (c) to give to the Tenant (or leave upon the Premises) a notice specifying any repairs, cleaning, maintenance and painting that the Tenant has failed to execute in breach of the terms hereof and to request the Tenant forthwith to execute the same including the making good of the said opening-up (if any) provided that any such opening-up shall be made good by and at the cost of the Landlord where the same reveals no breaches of the terms hereof which justified such opening up.

5.7.2 Forthwith to repair, cleanse, maintain and paint the Premises as required by such notice.

5.7.3 If within one month of the service of such a notice, the Tenant shall not have commenced and be proceeding diligently with the execution of the work referred to in the notice, or shall fail to complete the work within a reasonable time or if in the Landlord's Surveyor's reasonable opinion the Tenant is unlikely to have completed the work by the date upon which the work has to be completed to permit the Landlord to enter the Premises to execute such work as may be necessary to comply with the notice, and to pay to the Landlord the cost of so doing and all expenses incurred by the Landlord (including legal. costs and surveyor's fees) within fourteen days of a written demand.

Alienation

5.8.1 Not to hold on trust for another, part with or share the possession or occupation of the whole of the Premises except as permitted under clause 5.8.2 hereof.

5.8.2 Not to assign, underlet (save as permitted under clause 5.8.4 hereof), charge, hold on trust for another, part with nor share possession or occupation of part only of the Premises save that the Tenant may share occupation of the Premises or part or parts thereof with other group companies of the Tenant as defined by Article 31 of the Business Tenancies (Northern Ireland) Order 1996.

5.8.3 Not to assign nor charge the whole of the Premises without the prior written consent of the Landlord, such consent not to be unreasonably withheld or delayed, provided that the proposed assignee is of good financial standing and proved to be such to the reasonable satisfaction of the Landlord

5.8.4 Not to underlet the whole or part of the Premises without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) provided that the proposed sub-tenant is of good financial standing and proved to be such to the reasonable satisfaction of the Landlord PROVIDED ALWAYS that each such underletting of part of the Premises must comprise the entire part of the third floor hereby demised which is located on either side of the lifts/main stairs/toilet area on the said floors.

5.8.5 Prior to any permitted assignment, to procure that the assignee enters into direct covenants with the Landlord to perform and observe all the Tenant's covenants and all other provisions during the residue of the Term.

5.8.6 Prior to any permitted underletting, to procure that the underlessee enters into direct covenants with the Landlord as follows:

            (a) to observe and perform all the Tenant's covenants and all other provisions of this Lease (other than the payment of rents) during the residue of the Term;

            (b) an unqualified covenant by the underlessee that the underlessee will not assign, underlet, charge, hold on trust for another, part with nor share the possession or occupation of part only of the underlet premises or underlet, charge, hold on trust for another, part with nor share the possession or occupation of the whole of the underlet premises; and

            (c) a covenant by the underlessee that the underlessee will not assign the whole of the premises demised by the said underlessee without obtaining the prior written consent (which shall not be unreasonably withheld) of the Landlord under this Lease.

5.8.7 That each and every permitted underlease shall be granted without any fine or premium, at a rent equal to the then open market rental value of the Premises or the proportionate part thereof where part of the Premises is underlet (such rental value to be assessed in accordance with the provisions of the Fourth Schedule of this Lease) or if greater the Rent then being paid or the proportionate part of the Rent then being paid where only part of the Premises is underlet such rent being payable in advance on the days on which Rent is payable under this Lease, and shall contain provisions approved by the Landlord:

            (a) for the upwards only review of the rent thereby reserved on the basis and on the dates on which the rent is to be reviewed in this Lease;

            (b) prohibiting the underlessee from doing or allowing any act or thing in relation to the underlet premises inconsistent with or in breach of the provisions of this Lease;

            (c) a condition for re-entry by the underlessor on breach of any covenant by the underlessee, and

            (d) an absolute covenant against underletting and the same restrictions on assignment charging holding on trust for another parting with or sharing with another possession occupation of the underlet premises and the same provisions for direct covenants and registration as in this Lease.

5.8.8 To enforce the performance and observance by every such underlessee of the provisions of the underlease and not at any time either expressly or by implication to waive any breach of the covenants or conditions on the part of any underlessee or assignee of any underlease nor (without the consent of the Landlord such consent not to be unreasonably withheld) vary the terms or accept a surrender of any permitted underlease.

Nuisance etc and Residential Restrictions

5.9.1 Not to do (or permit or suffer to remain upon the Premises) anything which may be or become or cause a nuisance, injury or damage to the Landlord or its tenants or the occupiers of adjacent or neighboring premises.

5.9.2 Not to use the Premises for a sale by auction or for any dangerous, noxious, noisy or offensive trade or business, nor for any illegal or immoral act or purpose.

5.9.3 Not to sleep or allow any person to sleep on the Premises and not to use the Premises for residential purposes nor keep any animal, fish, reptile or bird on the Premises.

Landlord's Costs

5.10 To pay to the Landlord all reasonable costs, fees, charges, disbursements and expenses (including without prejudice to the generality of the foregoing those payable to Counsel, Solicitors, Surveyors and bailiffs) incurred by the Landlord in relation or incidental to:

            (a) every application made by the Tenant for a consent or license required or made necessary by the provisions of this Lease whether the same be granted or refused or proffered subject to any lawful qualification or condition or whether the application be withdrawn;

            (b)   the preparation and service of notices under the 1996 Order;

            (c) the recovery or attempted recovery of arrears of rent or other sums due from the Tenant; and

            (d) any steps taken in contemplation of or in connection with the preparation and service of a Schedule of Dilapidations during or after the expiration of the Term.

Planning Acts

5.11.1 To comply with the provisions and requirements of the Planning Acts, whether as to the Permitted User or otherwise, and to indemnify (both during or following the expiration of the Term) and keep the Landlord indemnified against all liability whatsoever including costs and expenses in respect of any contravention.

5.11.2 At the expense of the Tenant, to obtain all planning permissions and to serve all such notices as may be required for the carrying out of any operations or user on the Premises which may constitute Development, provided that no application for planning permission shall be made without the previous consent of the Landlord (such consent not to be unreasonably withheld or delayed).

5.11.3 Subject only to any statutory direction to the contrary, to pay and satisfy any charge or levy that may hereafter be imposed under the Planning Acts in respect of the carrying out or maintenance of any such operations, or the commencement or continuance of any such user.

5.11.4 Notwithstanding any consent which may be granted by the Landlord under this Lease, not to carry out or make any alteration or addition to the Premises, or any change of use until:

            (a) all necessary notices under the Planning Acts have been served and copies produced to the Landlord;

            (b) all necessary permissions under the Planning Acts have been obtained and produced to the Landlord; and

            (c) the Landlord has acknowledged that every necessary planning permission is acceptable to it (such acknowledgement not to be unreasonably withheld or delayed);


            the Landlord being entitled to refuse to acknowledge its acceptance of a planning permission on the grounds that any condition contained in it, or anything omitted from it, or the period referred to in it, would in the reasonable opinion of the Surveyor) be (or be likely to
            be) prejudicial to the Landlord's interest in the Premises, the Building, or any Adjoining Property whether during or following the expiration of the Term.

5.11.5 Unless the Landlord shall otherwise direct, to carry out and complete before the expiration of the Term:

            (a) any works stipulated to be carried out to the Premises by a date subsequent to such expiration as a condition of any planning permission granted for any Development begun before the expiration of the Term; and

            (b) any Development begun upon the Premises in respect of which the Landlord shall or may be or become liable for any charge or levy under the Planning Acts.

5.11.6 In any case where a planning permission is granted subject to conditions, and if the Landlord so requires, to provide security for the compliance with such conditions, and not to implement the planning permission until security has been provided.

5.11.7 If reasonably required by the Landlord, but at the cost of the Tenant, to appeal against any refusal of planning permission or the imposition of any conditions on a planning permission relating to the Premises following an application by the Tenant.

Plans Documents and Information

5.12.1 If called upon so to do, to produce to the Landlord or the Surveyor all plans, documents and other evidence as the Landlord may reasonably require in order to satisfy itself that the provisions of this Lease have been complied with.

5.12.2 If called upon so to do, to furnish to the Landlord, the Surveyor, any other surveyor acting for the Landlord, or any person acting as the Arbitrator under the Fourth Schedule, such information as may be reasonably requested in writing in relation to any pending or intended step under the 1996 Order or the implementation of the provisions of the Fourth Schedule.

Indemnities

5.13 To be responsible for, and to keep the Landlord fully indemnified against, all damage, damages, losses, costs, expenses, actions, demands, proceedings, claims and liabilities made against or suffered or incurred by the Landlord arising directly or indirectly out of:

            (a) any act omission or negligence of the Tenant or its sub-tenants or any persons at the Premises expressly or impliedly with its or their Tenant's authority; or

            (b) any breach or non observance by the Tenant or its sub-tenants of the covenants, conditions or other provisions of this Lease.

Re-letting Boards

5.14 To permit the Landlord at any time during the last six months of the Term to enter upon the Premises and affix and retain upon such part of the Premises as may be reasonable a notice for re-letting the same and during such period to permit persons with written authority of the Landlord or its agent at reasonable times of the day to view the Premises.

Rights of Light and Encroachments

5.15.1 Not to stop-up, darken or obstruct any windows or light belonging to the Building.

5.15.2 Not to permit any new window, light, opening, doorway, path passage, drain or other encroachment or easement to be made or acquired in against out of or upon the Premises and if any such window light opening path passage drain or other encroachment or easement shall be made or acquired, or attempted to be made or acquired, to give immediate notice to the Landlord and at the request and cost of the Landlord to adopt such means as may be reasonably required or deemed proper for preventing any such encroachment or the acquisition of any such easement.

Yield Up

5.16.1 At the expiration of the Term, to yield up the Premises in repair as required by this Lease and otherwise in accordance with the terms of this Lease, to give up all keys of the Premises to the Landlord, and to remove all lettering and signs erected by the Tenant in upon or near the Premises and forthwith to make good any damage caused by such removal.

5.16.2 If at the expiration of the Term, the Premises are not in the state of repair and decoration in which they should be having regard to the Tenant's covenants and conditions contained in this Lease, the Tenant shall (if so required by the Landlord) pay to the Landlord on demand by way of liquidated damages:

            (a) such sum as shall be reasonably certified by the Surveyor to represent in his professional opinion:

                  (i) the cost of putting the Premises into the state of repair and decoration in which they should have been had the Tenant complied with the terms of this Lease; and

                  (ii) the Rent at the rate prevailing at the expiration of the Term that would have been payable under this Lease if the Term had been extended for such period as is necessary to put the Premises into the state of repair and decoration in which they should have been; and

            (b) the reasonable fees of the Surveyor for the preparation and service of a schedule of dilapidations and the preparation and issue of the said certificate.

Interest on Arrears

5.17.1 If the Tenant shall fail to pay the Rent within 14 days of the due date or Service Charge and/or Insurance Rent within 14 days of formal demand or any other sum due under this Lease within 14 days of formal demand the Tenant shall pay the Landlord Interest on the rents or other sum from the date when it was due to the date on which it is paid (and such Interest shall be deemed to be rent due to the Landlord).

5.17.2 Nothing in the preceding clause shall entitle the Tenant to withhold or delay any payment of the rents or any other sum due under this Lease after the date upon which it falls due, or in any way prejudice affect or derogate from the rights of the Landlord in relation to the said non-payment, including (but without prejudice to the generality of the foregoing) under the proviso for re-entry contained in this Lease.

Registration of Documents, Rent Reviews, Notices and Keys

5.18.1 Within twenty eight days of any assignment, charge, underlease or sub-underlease or any transmission or other devolution relating to the Premises, to produce for registration with the Landlord's Solicitor the said deed or document (or a certified copy thereof) and to pay the Landlord's Solicitor's charges for the registration of every such document.

5.18.2 Where there has been an underletting of all or part of the Premises, to give notice of the details of the determination of every rent review to the Landlord within 28 days of the determination.

5.18.3 To give full particulars to the Landlord of any notice direction order or proposal for the same made given or issued to the Tenant by any local or public authority within seven days of receipt, and if so required by the Landlord to produce it to the Landlord and (where such notice direction order or proposal relates to the Tenant's obligations under this Lease) without delay to take all necessary steps to comply with the notice direction or order, and at the request of the Landlord and at the equal joint cost of the Landlord and of the Tenant to make or join with the Landlord in making such objection or representation against or in respect of any proposal for a notice direction or order as the Landlord shall deem expedient.

5.18.4 To ensure that at all times the Landlord has written notice of the name, home address and home telephone number of at least one keyholder of the Premises.

Sale of Reversion etc

5.19 To permit upon reasonable notice at any time during the Term prospective purchasers of or dealers in or agents instructed in connection with the sale of the Landlord's reversion or of any interest superior to the Term to view the Premises without interruption providing the same are authorised in writing by the Landlord or its agents.

Defective Premises

5.20 To give notice to the Landlord of any defect in the Premises which might give rise to an obligation on the Landlord to do or refrain from doing any act or thing in order to comply with the provisions of this Lease or the duty of care imposed on the Landlord pursuant to the Defective Premises (NI) Order 1975 or otherwise, and at all times to display and maintain all notices which the Landlord may from time to time reasonably require to be displayed at the Premises.

New Guarantor

5.21 Within fourteen days of the death during the Term of any Guarantor or of such person becoming bankrupt or having a Receiving Order made against him or being a Company passing a Resolution to wind up, or entering into liquidation or having a receiver appointed, to give notice of this to the Landlord and if so required by the Landlord at the expense of the Tenant within twenty eight days to procure some other person acceptable to the Landlord (such acceptance not to be unreasonably withheld) to execute a guarantee in respect of the Tenant's obligations contained in this Lease in the form set out in clause 9.

Landlord's Rights

5.22 To permit the Landlord at all times during the Term to exercise without interruption or interference any of the rights granted to it by virtue of the provisions of this Lease.

Office Covenants

5.23        To observe and perform the Office Covenants.

Criminal Damage

5.24 If the Premises or any part thereof should be damaged or destroyed by an event for which compensation is payable under the provisions of the Criminal Damage (Compensation) (Northern Ireland) Order 1977 to immediately give notice thereof to the Landlord and forthwith to institute a claim under the said Order and to pursue such claim expeditiously AND EITHER to apply all compensation paid relating to the Premises in rebuilding and reinstating the same pursuant to the Tenant's covenants herein contained making good any deficiency out of the Tenant's own monies OR if the Landlord so reasonably requires to assign its rights under any such claim and all monies payable thereunder and to pay to the Landlord any deficiency and if the amount of compensation awarded should be reduced or excluded as the result of the general conduct or act or neglect of the Tenant or its sub-tenants (if any) or anyone at or near the Premises expressly or by implication with its or their authority the Tenant shall pay to the Landlord any amount by which any compensation recoverable by the Landlord shall be reduced by reason of such conduct, act or neglect.

Stamp Duty and other expenses

5.25 To pay the Stamp Duty payable on this Lease and a counterpart thereof, the cost of registering this Lease in the Registry of Deeds (if applicable).

6.    LANDLORD'S COVENANTS

The Landlord COVENANTS with the Tenant:

6.1 To permit the Tenant to peaceably and quietly hold and enjoy the Premises without any lawful interruption or disturbance from or by the Landlord or any person claiming under or in trust for the Landlord.


6.2 So long as Pivotal Corporation (NI) Limited or any Group Company of Pivotal Corporation (NI) Limited is the Tenant to give to the Tenant immediate notice of receipt by the Landlord from the then tenant of the 1st and 2nd floors of the Building written notice of such tenant's intention to exercise any option to terminate its Lease of the said 1st and 2nd floors.

6.3 Subject to the Tenant paying any relevant costs under clause 7.9 to ensure that the Tenant may use the Premises and have access thereto at all times so far as same lies within the Landlord's control such access to include access through the main entrance from Upper Queen Street.

7.      SERVICES

        7.1 The Landlord covenants with the Tenant to perform the Services throughout the Term provided that the Landlord shall not be liable to the Tenant in respect of:

                (a) any failure or interruption in any of the Services by reason of necessary repair, replacement, maintenance of any installations or apparatus, or their damage or destruction, or by reason of mechanical or other defect or breakdown, or frost or other inclement conditions, or shortage of fuel, materials, water or labour, or any other cause beyond the Landlord's control; and

                (b) any act, omission, or negligence of any porter, attendant or other person undertaking the Services or any of them on behalf of the Landlord.

        7.2     For the purposes of this clause:

                (a) 'Computing Date' means the 31st January in every year of the Term or such other date as the Landlord may from time to time nominate; and

                (b)     'Financial Year' means the period;

                        (i) from the commencement of the term to (and including) the first Computing Date and thereafter;

                        (ii) between two consecutive Computing Dates (excluding the first but including the second Computing Date in the period).

                (c) 'Due Proportion' means the due proportion (subject to clause 7.7) of the Annual Expenditure payable by the Tenant equivalent to the same proportion pro rata as the Total Lettable Area of the Premises bears to the total lettable area of the Building (excluding any ground floor premises) provided that in calculating the Due Proportion the Tenant shall not be responsible to contribute towards costs incurred as a result of inherent or latent structural defects in the Building.

        7.3 The Landlord or its surveyor or other nominated agent shall as soon as convenient after each Computing Date prepare an account showing the Annual Expenditure for that Financial Year, and containing a fair summary of the expenditure referred to therein, and same shall (in the absence of manifest error) be conclusive evidence for the purposes of this Lease of all matters of fact referred to in the said account.

        7.4 The Tenant shall pay for the period from the commencement date of the Term to the next Computing Date an initial provisional Service Charge in respect of the Due Proportion (calculated upon an estimate by the Surveyor acting as an expert and not as an arbitrator of what the Annual Expenditure is likely to be for the current Financial Year), the first payment being a proportionate sum in respect of the period from and including the commencement date of the Term to and including the day before the next quarter day to be paid on the date hereof, the subsequent payments to be made in advance on the usual quarter days in respect of the said quarters.

        7.5 The Tenant shall pay for the next and each subsequent Financial Year a provisional sum in respect of the Due Proportion (calculated upon an estimate by the Surveyor acting as an expert and not as an arbitrator of the Annual Expenditure is likely to be for that Financial Year) by four equal quarterly payments on the usual quarter days.

        7.6     If the Service Charge for any Financial Year shall:

                (a) exceed the provisional sum for that Financial Year the excess shall be due to the Landlord on demand; or

                (b) be less than the said provisional sum the overpayment shall be credited to the Tenant against the next quarterly payment of the Rent and Service Charge.

        7.7 If at any time during the Term the total property enjoying or capable of enjoying the benefit of any of the Services be increased or decreased on a permanent basis, or the benefit of any of the Services be extended on like basis to any adjoining or neighbouring property, the Due Proportion shall be varied with effect from the Computing Date following such event by agreement between the parties, or in default of agreement within three months of the first proposal for variation made by either party as shall be determined to be a fair and reasonable variation reflecting the event in question by the Surveyor (acting as an expert and not as an arbitrator) except that nothing herein contained shall imply an obligation on the part of the Landlord to provide the Services to any adjoining or neighbouring property.

        7.8 The Landlord may withhold, add to, extend, vary or make any alteration in the rendering of the Services, or any of them, from time to time if the Landlord at its discretion deems it desirable to do so the Landlord acting at all times in the interests of good estates management.

        7.9 In the event that following a request by the Tenant and agreement to such request by the Landlord (such request not to be unreasonably refused provided that the Landlord shall not refuse the Tenant's request for Services outside the Permitted Hours which are reasonably required for the use of the Premises outside the Permitted Hours including (without prejudice to the generality of the foregoing) lifts) (and as the case may be following any request by and agreement with any other tenant(s) in the Building (excluding any ground floor premises)) the Landlord provides any Services or incurs any Additional Items of Expenditure outside the Permitted Hours then the Tenant shall be responsible and liable to pay for all extra Costs (including any VAT payable thereon) to the Annual Expenditure as a result of the use of the Premises outside the Permitted Hours or a reasonable proportion (to be decided by the Surveyor acting as an expert and not as an arbitrator) of such extra Costs where any other tenant(s) in the Building (excluding any ground floor premises) also use their premises outside the Permitted Hours.

8.      INSURANCE

        8.1 The Tenant warrants that prior to the execution of this Lease it has disclosed to the Landlord in writing any conviction, judgment, or finding of any court or tribunal relating to the Tenant (or any director, other officer, or major shareholder of the Tenant) of such a nature as to be likely to affect the decision of any insurer or underwriter to grant or to continue insurance of any of the risks appearing in this clause.

        8.2 Subject to the Tenant paying the Insurance Rent, the Landlord covenants to insure the Building subject to such excesses exclusions or limitations as the Landlord's insurers may require;

                in such insurance office or with such underwriters and through such agency and for such amount as in the reasonable opinion of the Landlord from time to time represents the full cost of rebuilding or reinstatement including architects', surveyors' and other professional fees, the cost of debris removal, demolition, site clearance, any works that may be required by statute and incidental expenses.

        8.3     Such insurance shall be against:

                (a) loss or damage by fire, accidental explosion, storm, lightning, subsidence, tempest, flood, burst pipes and tanks, impact and (in peacetime) aircraft and articles dropped therefrom, and such other risks insurance against which the Landlord may from time to time reasonably deem necessary;

                (b) the liability of the Landlord arising out of or in connection with any matter involving or relating to the Building;

                (c) the loss of Rent and Service Charge payable under this Lease from time to time (having regard to any review of rent which may become due under this Lease) for three years or such longer period as the Landlord may from time to time reasonably consider to be sufficient for the purposes of planning and carrying out rebuilding or reinstatement; and

                (d) (if available) any reduction in the amount of compensation payable to the Landlord with respect to repair or reinstatement of the Building following any successful claim under the Criminal Damage (Compensation) (Northern Ireland) Order 1977 due to betterment.

        8.4 The Tenant shall pay the Insurance Rent on the date hereof for the period from and including the commencement date of the Term to the day before the next policy renewal date and thereafter the Tenant shall pay the Insurance Rent on demand and (if demanded) in advance of the policy renewal date.

        8.5     If and whenever during the Term:

                (a) the Premises or any part of them or access to them are destroyed or damaged by an Insured Risk so that the Premises or any part of them are unfit for occupation or use; and

                (b) except to the extent that the insurance of the Premises has been vitiated by the act, neglect, default or omission of the Tenant or its sub-tenants or anyone at the Premises expressly or by implication with its or their authority;

                the Rent and the Service Charge or a fair proportion of the Rent and the Service Charge according to the nature and the extent of the damage sustained (the amount of such proportion to be reasonably determined by the Surveyor) shall be suspended and cease to be payable until the Premises, the damaged part, or the access shall have been reinstated so that the Premises or the damaged part are made fit for occupation or use or until the expiration of three years from the destruction or damage whichever is the shorter.

        8.6     If and whenever during the Term:

                (a) the Premises and/or the Building are damaged or destroyed by an Insured Risk; and

                (b) except to the extent that the payment of the insurance monies is refused by reason of any act or default of the Tenant or anyone at or near the Premises expressly or by implication with the Tenant's authority;

                the Landlord will subject to clause 8.7 with all convenient speed take such steps as may be requisite and proper to obtain any planning permissions or other permits and consents that may be required under the Planning Acts or other Statute for the time being in force to enable the Landlord to rebuild and reinstate the Premises and/or the Building, and will as soon as these have been obtained spend and lay out all monies received in respect of such insurance (except sums in respect of loss of rent) in rebuilding or reinstating the Premises and/or the Building so destroyed or damaged making good any deficiency in such insurance monies out of the Landlord's own monies (save to the extent that such deficiency arises from the act neglect or default of the Tenant or its sub-tenants (if any) or anyone at or near the Premises with its or their authority) provided that the Landlord shall not be liable to rebuild or reinstate the Premises if the Landlord is unable (having used all reasonable endeavours) to obtain all planning permissions, permits and consents necessary to execute such rebuilding and reinstating, or if this Lease shall be frustrated (or if the rebuilding or reinstating is prevented for any other reason beyond the control of the Landlord) in which event the Landlord shall be entitled to retain all the insurance monies received by the Landlord.

        8.7 If after three years from the date of damage or destruction of the Premises and/or the Building by an Insured Risk or by any event giving rise to a claim under the Criminal Damage (Compensation) (Northern Ireland) Order 1977 the Premises and/or the Building remain completely unfit for occupation and use, the Landlord or the Tenant may by not less than three month's notice given to expire at any time prior to the Premises and/or the Building being reinstated or repaired and made fit for occupation and use determine this Lease ('the Determination Notice') and upon the expiry of the Determination Notice this Lease shall determine without prejudice to any rights or remedies which may then have accrued to either party against the other in respect of any breach of any of the covenants and conditions contained in this Lease and the Landlord shall be entitled to retain the insurance moneys received by the Landlord.

        8.8     The Tenant COVENANTS with the Landlord:

                        (a) to comply with all the reasonable and/or normal requirements and recommendations of the insurers;

                        (b) not to do or omit anything that could cause any policy of insurance on the Premises to become void or voidable wholly or in part nor (unless the Tenant shall have previously notified the Landlord and have agreed to pay the increased premium) anything whereby additional insurance premiums may become payable;

                        (c) to keep the Premises supplied with such fire fighting equipment as the insurers and the fire authority may require and to maintain the same to their satisfaction;

                        (d) not to store or bring onto the Premises any article, substance or liquid of a specially combustible, inflammable or explosive nature and to comply with the requirements and recommendations of the fire authority (and the reasonable requirements of the Landlord) as to fire precautions relating to the Premises;

                        (e) not to obstruct the access to any fire equipment or the means of escape from the Premises;

                (f) to give notice to the Landlord forthwith upon the happening of any event which might affect any insurance policy relating to the Premises;

                (g) if and whenever during the Term the Premises or any part thereof are damaged or destroyed by an Insured Risk, and the insurance money under the policy of insurance is by reason of any act or default of the Tenant or its sub-tenants or anyone at the Premises expressly or by implication with its or their Tenant's authority wholly or partially irrecoverable, forthwith in every such case to pay to the Landlord on demand with Interest the amount of such insurance money so irrecoverable in which event the provisions of clauses 8.5 and 8.6 shall apply;

                (h) forthwith to inform the Landlord in writing of any conviction judgment or finding of any court or tribunal relating to the Tenant (or any director other officer or major shareholder of the Tenant) of such a nature as to be likely to affect the decision of any insurer or underwriter to grant or to continue insurance of any of the above mentioned risks; and

                (i) if at any time the Tenant shall be entitled to the benefit of any insurance on the Premises (which is not affected or maintained in pursuance of any obligation herein contained), to apply all monies received by virtue of such insurance in making good the loss or damage in respect of which the same shall have been received.

        8.9 If at any time during the Term the total property of which the Premises are a part shall be increased or decreased on a permanent basis the percentage referred to in clause 1.13 shall be varied in the manner set out in clause 7.7.

9.      The Guarantor COVENANTS with the Landlord:

        9.1 If at any time during the Term the Tenant shall make any default in payment of the rents or in observing or performing any of the material covenants, conditions or other terms of this Lease the Guarantor will pay the rents and observe or perform the covenants, conditions or terms in respect of which the Tenant shall be in default notwithstanding:

                (a) any time or indulgence granted by the Landlord to the Tenant, or any neglect or forbearance of the Landlord in enforcing the payment of rent or the observance or performance of the Tenant's covenants, or any refusal by the Landlord to accept rent tendered by or on behalf of the Tenant at a time when the Landlord was entitled to re-enter the Premises;

                (b) that the terms of this Lease may have been varied by agreement between the parties;

                (c) that the Tenant shall have surrendered part of the Premises, in which event the liability of the Guarantor hereunder shall continue in respect of the part of the Premises;

                (d) any other act or thing whereby but for this provision the Guarantor would have been released.

        9.2 If at any time during the Term the Tenant (being an individual) shall become bankrupt or (being a company) shall enter into liquidation and the trustee-in-bankruptcy or liquidator shall disclaim this Lease, the Guarantor will if the Landlord shall by notice within sixty (60) days after such disclaimer so require take from the Landlord a lease of the Premises for the residue of the Term which would have remained had there been no disclaimer at the Rent then being paid hereunder and subject to the same covenants and conditions as in the Lease with the exception of this clause, such new lease to take effect from the date of the said disclaimer and in such case the Guarantor shall pay the costs of such new lease and execute and deliver to the Landlord a counterpart thereof.

10.     PROVISOES

        Re-entry

        10.1    If at any time during the Term:

                (a) the rents (or any of them or any part thereof) shall be in arrear and unpaid for 14 days after becoming payable (whether formally demanded or not) or shall be unpaid within 14 days of demand in the case of Service Charge and Insurance Rent; or

                (b) there shall be any breach, non-performance or non-observance by the Tenant of any of the covenants and conditions contained in this Lease; or

                (c) the Tenant (being an individual) becomes bankrupt or (being a company) enters into liquidation whether compulsory or voluntary (save for the purpose of amalgamation or reconstruction of a solvent company) or has a receiver appointed of its undertaking or (in either case) enters into an arrangement or composition for the benefit of its creditors or suffers any distress or execution to be levied on its goods;

                the Landlord may at any time thereafter (and notwithstanding the waiver of any previous right of re-entry) re-enter the Premises or any part thereof in the name of the whole and thereupon the Term shall absolutely cease and determine but without prejudice to any rights or remedies which may then have accrued to the Landlord against the Tenant in respect of any antecedent breach (including the breach in relation to which re-entry is made) of any of the covenants and conditions contained in this Lease.

        Covenants Relating to Adjoining Land

        10.2 Nothing contained in or implied by this Lease shall give the Tenant the benefit of or the right to enforce or to prevent the release or modification of any covenant agreement or condition entered into by any tenant of the Landlord in respect of any property not comprised in this Lease.

        Disputes with Adjoining Occupiers

        10.3 If any dispute arises between the Tenant and the lessees tenants or occupiers of adjoining or neighbouring property belonging to the Landlord as to any easement, right or privilege in connection with the use of the Premises and the adjoining property, or as to the amount of any contribution towards the expenses or services used in common with any other property it shall be decided by the Landlord or in such manner as the Landlord shall direct.

        Floor Area

        10.4    Save in the case of manifest error, the figure set out in clause
                1.4 shall for all purposes in relation to this Lease be taken as representing the

                Total Lettable Area of the Premises unless and until any alteration shall be carried out to the Premises with the Landlord's consent the effect of which is to increase or decrease the said area.

        Effect of Waiver

        10.5 Each of the Tenant's covenants shall remain in full force both at law and in equity notwithstanding that the Landlord shall have waived or released temporarily any such covenant, or waived or released temporarily or permanently revocably or irrevocably a similar covenant or similar covenants affecting other adjoining or neighbouring premises belonging to the Landlord.

        Rights Easements etc

        10.6 The operation of Section 6 of the Conveyancing and Law of Property Act 1881 shall be excluded from this Lease and the only rights granted to the Tenant are those expressly set out in this Lease and the Tenant shall not by virtue of this Lease be deemed to have acquired, or be entitled to, and the Tenant shall not during the Term acquire or become entitled by any means whatsoever to, any right or easement from or over or affecting any other land or premises now or at any time hereafter belonging to the Landlord and not comprised in this Lease.

        Party Walls

        10.7 The internal division walls that divide the Premises from the adjoining units in the Building shall be deemed to be party walls and shall be maintained at the equally shared expense of the Tenant and the other respective estate owners.

        Exclusion of Use Warranty

        10.8 Nothing in this Lease or in any consent granted by the Landlord under this Lease shall imply or warrant that the Premises may be used for the purpose herein authorised (or any purpose subsequently authorised) under the Planning Acts.

        Accidents

        10.9 The Landlord shall not be responsible to the Tenant or its sub-tenants or to anyone at the Premises expressly or by implication with its or their authority for any accident happening or injury suffered or for any damage to or loss of any chattel sustained in the Premises or the Building save and to the extent of the Landlord's insurance cover therefor.

        Entire Understanding

        10.10 This Lease embodies the entire understanding of the parties relating to the Premises or to any of the matters dealt with by any of the provisions of this Lease save for pre-lease enquiries.

        Representations

        10.11 The Tenant acknowledges that this Lease has not been entered into in reliance wholly or partly on any statement or representation made by or on behalf of the Landlord except any such statement or representation that is expressly set out in this Lease save for pre-lease enquiries.

        Licences etc Under Hand

        10.12 Whilst the Landlord is a limited company or other corporation, all licences, consents, approvals and notices required or permitted to be given by the Landlord shall be sufficiently given if given under the hand of a Director, the Secretary or other duly authorised officer of the Landlord (or the Surveyor on behalf of the Landlord).

        Tenant's Property

        10.13 If after the Tenant has vacated the Premises on the expiry of the Term any property of the Tenant remains in or on the Premises, and the Tenant fails to remove it within seven days after being requested in writing by the Landlord so to do, or if after using reasonable endeavours the Landlord is unable to make such a request to the Tenant within fourteen days from the first attempt so made by the Landlord:

                (a) the Landlord may as the agent of the Tenant sell such property, provided that the Tenant will indemnify the Landlord against any liability incurred by it to any third party whose property shall have been sold by the Landlord in the bona fide mistaken belief (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant;

                (b) if the Landlord having made reasonable efforts is unable to locate the Tenant the Landlord shall be entitled to retain the said proceeds of sale absolutely unless the Tenant shall claim the same within six months of the date upon which the Tenant vacated the Premises; and

                (c) the Tenant shall indemnify the Landlord against any damage occasioned to the Premises or the Building or any adjacent or neighbouring premises of the Landlord and any actions, claims, proceedings, costs, expenses and demands made against the Landlord caused by or related to the presence of the property in or on the Premises.

        Service of Notices

        10.14 The provisions of Section 67 of the Conveyancing and Law of Property Act 1881 as amended by the Recorded Delivery Service Act (Northern Ireland) 1963 shall apply to the giving and service of all notices and documents under or in connection with this Lease except that Section 67 shall be deemed to be amended as follows:

                In Section 67(4) the words "and that service shall be deemed to be made at the time at which the registered letter would in the ordinary course be delivered" shall be deleted and there shall be substituted the words "and that service shall be deemed to be made on the third Working Day after the registered letter has been posted, "Working Day" meaning any day from Monday to Friday (inclusive) other than Christmas Day, Good Friday and any statutory bank holiday".

        Tenant's Option to Determine

        10.15 Subject to the Tenant having paid the rents and all other sums due to the Landlord under this Lease as at the seventh anniversary of the commencement date of the Term the Tenant shall have the option to determine this Lease on the seventh anniversary of the commencement date of the Term on giving either at least twelve months prior written notice to the Landlord or at least six months prior written notice to the Landlord (time to be of the essence) and on the said seventh anniversary of the commencement date of the Term this Lease shall absolutely cease and determine without prejudice to any rights or remedies which may then have accrued to either party against the other in respect of any breach of covenant or other term of this Lease

                PROVIDED THAT in the event that the Tenant gives to the Landlord at least six months prior written notice but less than twelve months prior written notice the Tenant shall on the seventh anniversary of the commencement date of the Term pay to the Landlord a sum equal to 6 months Rent then payable together with Value Added Tax thereon.

        THE PARTIES HERETO HEREBY CERTIFY that there is no Agreement for Lease to which this Lease gives effect.

        IN WITNESS whereof this Lease has been executed by the parties hereto the day and year first herein written.

                                 FIRST SCHEDULE

                                  The Premises

`the Premises' mean all that part of the Building referred to in clause 1.3 for the purposes of identification only shown edged red on the Plan including:

(a) the paint, paper and other decorative finishes applied to the interior of the exterior walls of the Building but not any other part of the exterior walls;

(b) the floor finishes so that the lower limit of the Premises includes such finishes but does not extend to anything below them;

(c) the ceiling finishes so that the upper limit of the Premises shall include such finishes but shall not extend to anything above them;

(d)     the entirety of any non loadbearing internal walls within the Premises;

(e) the inner half severed medially of the internal non loadbearing walls dividing the Premises from other parts of the Building;

(f)     all additions and improvements to the Premises;

(g) all the Landlord's fixtures and fittings and fixtures of every kind which shall from time to time be in or upon the Premises whether originally affixed or fastened to or upon the same or otherwise except any such fixture installed by the Tenant and that can be removed from the Premises without defacing the same; and

(h)     any Pipes that exclusively serve the Premises.

                                SECOND SCHEDULE

                                 Rights Granted

1.      Common Parts

        The right for the Tenant and all persons expressly or by implication authorised by it (in common with the Landlord and all other persons having a like right) to use the Common Parts for all proper purposes in connection with the use and enjoyment of the Premises.

2.      Toilets

        The right for the Tenant as aforesaid (in common with the Landlord and all other persons having a like right) to use such toilets in the Building as shall be reasonably designated from time to time by the Landlord.

3.      Pipes

        The free passage and running (subject to temporary interruption for repair alteration or replacement) of water, soil, gas, electricity and other supplies to and from the Premises in and through the Pipes that now or hereafter serve the Premises presently or hereafter laid in on through or under other parts of the Building, and (if any) the Adjoining Property.

4.      Support

        The right of support and protection for the benefit of the Premises as is now enjoyed from all other parts of the Building.

5.      Car Park Spaces

        The right to use two car park spaces as designated from time to time by the Landlord or the Surveyor in the car park of the Building.

6.      Rear Gantry

        The right to place air conditioning and other equipment on the gantry area shown edged green on the map annexed hereto (the specifications and positioning of such equipment requiring the prior written approval of the Landlord such approval not to be unreasonably withheld or delayed).

                                 THIRD SCHEDULE

                                Rights Reserved

1.      Pipes

        The free and uninterrupted passage and running of water, soil, gas, electricity, telephone and other services or supply from and to other parts of the Building or any Adjoining Property in and through the Pipes which now are or may hereafter during the Term be in upon through under or over the Premises.

2.      Construct Easements

        The right to construct and to maintain in upon through under or over the Premises at any time during the Term any easements or services for the benefit of any part of the Building or any Adjoining Property.

3.1     Access

        The right at any time during the Term (at reasonable times and upon reasonable notice except in cases of emergency) to enter (or in cases of emergency to break and enter) the Premises to:

        (a) inspect, cleanse, connect, lay, repair, remove, relay, replace with others alter or execute any works whatever to or in connection with, the Pipes, easements or services referred to in paragraphs 1 and 2 of this Schedule;

        (b) view the state and condition of and repair and maintain the Building (and if any the Other Buildings) where such viewing or work would not otherwise be reasonably practicable;

        (c) carry out work or do anything whatsoever comprised within the Landlord's obligations in this Lease whether or not the Tenant is liable to make a contribution;

        (d) take schedules or inventories of fixtures and other items to be yielded-up on the expiry of the Term; and

        (e) exercise any of the rights granted to the Landlord by this Lease.

3.2 The right with the Surveyor or any other surveyor acting for Landlord and any person acting as the Arbitrator under the Fourth Schedule at convenient hours and on reasonable prior notice to enter and to inspect and measure the Premises for all purposes connected with any pending or intended step under the 1996 Order or the implementation of the provisions of the Fourth Schedule.

4.      Scaffolding

        The right to erect scaffolding for the purpose of altering repairing maintaining or cleaning the Building (and (if any) the Other Buildings) and any buildings now or hereafter during the Term on the Adjoining Property notwithstanding that such scaffolding may temporarily restrict the access to or enjoyment and use of the Premises.

5.      Support etc

        The rights of light, air, support, shelter and all other easements and rights now or hereafter belonging to or enjoyed by other parts of the Building.

6.      Light

        Full right and liberty at any time hereafter:

        (a) to alter raise the height of or re-build the Building or any part thereof or any of the Other Buildings;

        (b)     to erect the Other Buildings of any height; or

        (c) to erect install or alter any structure erections fixtures fittings or equipment in on or to the Building or any part thereof or any of the other Buildings;

        in such manner as the Landlord shall think fit notwithstanding the fact that the same may obstruct, affect or interfere with the amenity of or access to the Premises, or the passage of light and air to the Premises Provided Always that there is provided at all times (save for any necessary temporary introduction thereto) adequate means of access to the Premises.

                                 FOURTH SCHEDULE

                                   Rent Review

1.1 The terms defined in this paragraph shall for all purposes of this Schedule have the meanings specified.

1.2 `Review Period' means the period between the Review Date and the expiry of the Term.

1.3     `the Assumptions' mean the following assumptions at the relevant Review
        Date:

        (a) that the Premises are fit for and fitted out and equipped for immediate occupation and use (but disregarding the fit-out works themselves), and that no work has been carried out on the Premises by the Tenant its sub-tenants or their predecessors in title during the Term which has diminished the rental value of the Premises, and if the Premises have been destroyed or damaged they have been fully restored;

        (b) that the Premises are available to let by a willing landlord to a willing tenant as a whole, without a premium, but with vacant possession, and subject to the provisions of this Lease (other than the amount of the Rent but including the provisions for rent review), for a term equal to the Term, and that the said letting would be renewed at the expiry of the term thereof under the provisions of the 1996 Order;

        (c) that the covenants contained in this Lease on the part of the Landlord and the Tenant have been fully performed and observed;

        (d) that the Tenant and tenants in the market generally are registered for Value Added Tax ("VAT") and will be able to set off in full by way of input tax any VAT payable in respect of any payment of rents against the output tax payable by them; and

        (e) in case the Premises or the access thereto or any other part of the Building have been destroyed or damaged that they have been fully reinstated.

1.4     'the Disregarded Matters' mean:

        (a) any effect on rent arising from the fact that the Tenant, its sub-tenants or their respective predecessors in title have been in occupation of the Premises;

        (b) any goodwill attached to the Premises by reason of the carrying on at the Premises of the business of the Tenant its sub-tenants, or their predecessors in title in their respective businesses;

        (c) any increase in rental value of the Premises attributable to the existence at the Review Date of any improvement to the Premises and carried out with consent where required otherwise than in pursuance of an obligation to the Landlord or its predecessors in title either:

                (i) by the Tenant, its sub-tenants, or their respective predecessors in title during the Term, or during any period of occupation prior thereto arising out of an agreement to grant such term; or

                (ii) by any tenant or sub-tenant of the Premises before the commencement of the Term, so long as the Landlord or its predecessors in title have not since the improvement was carried out had vacant possession of the relevant part of the Premises.

        (d) any obligation on the part of the Tenant to reinstate the Premises at the end or sooner determination of the Term or at any other time in pursuance of any obligation to the Landlord whether under this Lease or any other deed or document executed after the date of this Lease.

        (e) any discount or rebate of the market rent to allow for any customary concessionary rent, rent free period or other inducement which a willing landlord would customarily grant to a willing tenant upon such a letting for tenant's fit-out works.

        (f)     all fit-out works carried out by occupiers of the Premises.

1.5 'the Arbitrator' means a person appointed by agreement between the parties, or in default of agreement within fourteen days of one party giving notice to the other of its nomination or nominations nominated by the Chairman on the application either party made not earlier than six months before the relevant Review Date or at any time thereafter.

1.6 'the Chairman' means the Chairman for the time being of the Northern Ireland branch of the Royal Institution of Chartered Surveyors, the duly appointed deputy of the Chairman, or any person authorised by the Chairman to make appointments on his behalf.

2.      The Rent shall be:

        (a)     until the Review Date the Initial Rent, and

        (b) during the Review Period, a rent equal to the Rent previously payable under this Lease immediately prior to the Review Date or such revised rent as may be ascertained in accordance with this Schedule whichever shall be the greater.

3. Such revised rent for the Review Period may be agreed in writing at any time between the parties or (in the absence of agreement) determined (not earlier than the relevant Review Date) by the Arbitrator.

4. The revised rent to be determined by the Arbitrator shall be such as he shall decide should be the rent at which the Premises might reasonably be expected to be let on the open market after the expiry of a rent free period of such length as would be negotiated in the open market between a willing landlord and a willing tenant at the relevant Review Date for the Premises making the Assumptions but disregarding the Disregarded Matters and having regard to open market rental values current at the Review Date.

5.      The arbitration shall be conducted in accordance with the Arbitration
        Act 1996.

6. When the Rent shall have been ascertained in accordance with this Schedule, memoranda thereof shall be signed by or on behalf of the parties and annexed to this Lease and its counterpart and the parties shall bear their own costs in respect of this.

7. If the revised rent payable on and from any Review Date has not been ascertained by that Review Date, Rent shall continue to be payable at the rate previously payable (such payments being on account of the Rent for that Review Period), and forthwith upon the revised rent being ascertained (that is to say the date when the same has been agreed between the parties or the date of the Arbitrator's award), the Tenant shall pay to the Landlord any shortfall between what would have been paid on the Review Date and on any subsequent rent days, had the revised rent been determined, and the payment made by the Tenant on account together with Interest (interest at the Base Rate of the Bank referred to in or nominated pursuant to clause 1.9 prevailing on the day upon which the shortfall is paid) on each instalment of Rent due on or after the Review Date on the difference between what would have been paid on that rent day, had the revised rent been determined, and the amount paid on account the interest being payable for the period from that date upon which the instalment was due up to the date of payment of the shortfall.

8. If at any of the Review Dates there shall be in force a statute which shall prevent restrict or modify the Landlord's right to review the Rent in accordance with this Lease and/or to recover any increase in the Rent, the Landlord shall when such restriction or modification is removed, relaxed or modified be entitled (but without prejudice to its rights - if any - to recover any rent the payment of which has only been deferred by law) on giving not less than one month's notice in writing to the Tenant (at any time within 6 months (time being of the essence in this regard) of the restriction or modification being removed relaxed or modified) to proceed with any review of the Rent which may have been prevented or further to review the Rent in respect of any review where the Landlord's right was restricted or modified and the date specified in the said notice shall be deemed for the purposes hereof to be a Review Date (providing that nothing herein shall be construed as varying any subsequent Review Dates except any Review Dates where such a statute shall be in force in which event the provisions of this paragraph shall apply) and the Landlord shall be entitled to recover any resulting increase in Rent with effect from the earliest date as shall be permitted by law.

                                 FIFTH SCHEDULE

                              The Office Covenants

1.      Repair etc and Decoration

        1.1     Not to cut injure alter or remove any of the Building.

        1.2 In every Decorating Year and in the last year of the Term to redecorate the Premises in good and workmanlike manner and with appropriate materials of good quality (to the reasonable satisfaction of the Surveyor) all tints colours and patterns to be approved by or on behalf of the Landlord in writing (such approval not to be unreasonably withheld or delayed).

        1.3 To clean the inside of all windows (and the inside of all window frames) in the Premises at least once in every month.

        1.4 To employ for the cleaning of the Premises only such firm or company as shall be approved by the Landlord (such approval not to be unreasonably withheld or delayed).

2.      User

        2.1 Not to use the Premises for any purpose other than as offices within Classes 2 or 3 of the Schedule to the Planning (Use Classes) Order (Northern Ireland) 1989 and/or for the use of a software company.

        2.2 Not to play or use any musical instrument loudspeaker tap recorder gramophone radio or other equipment or apparatus that produces sound in the Premises so as to be heard in nearby premises or outside the Premises.

        2.3 Not to cease to carry on business in the Premises or have them vacant for longer than 14 days without:

                (a)     notifying the Landlord; and

                (b) providing such caretaking or security arrangements as the Landlord shall reasonably require in order to protect the Premises from vandalism theft damage or unlawful occupation.

3.      Aerials, Signs and Advertisements

        3.1 Not without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) to erect any pole mast or wire (whether in connection with telegraphic, telephonic, radio or television communication or otherwise) upon any part of the outside of the Building.

        3.2 Not to affix or to exhibit on the outside of the Building or to or through any window of the Premises or Building any placard sign notice fascia board or advertisement except the approved sign referred to in paragraph 3.3 of this Schedule.

        3.3 At all times to display and maintain a suitable sign showing the Tenant's trading name and business of a size and kind first approved by the Surveyor (such approval not to be unreasonably withheld or delayed) and at a point with the Building to be reasonably specified in writing by him.

4.      Common Parts

        4.1 Not to cause the Common Parts (or any other land roads or pavements adjoining on the Premises) to become untidy or in a dirty condition but at all times to keep the Common Parts and other land, roads or pavements free from deposits of materials and refuse.

        4.2 Not to place deposit or expose outside any part of the Premises any goods materials articles or things whatsoever for display or sale or for any other purpose nor cause any obstruction of the Common Parts.

5.      Pollution

        Not to permit to be discharged into the Pipes any oil or grease, or any deleterious, objectionable, dangerous, poisonous or explosive matter or substance, and to take all reasonable measures to ensure that effluent discharged into the Pipes will not be corrosive or otherwise harmful to the Pipes or cause obstruction to them.

6.      Roof and Floor Weighting

        6.1     Not without the consent in writing of the Landlord to:

                (a) suspend any undue weight from the walls or ceilings of the Building or use the same for the storage of goods or place any undue weight on them; or

                (b) have on the Premises any safes, machinery, goods or other articles which may unduly strain or damage the Premises.

        6.2 On any application by the Tenant for the Landlord's consent under paragraph 6.1, the Landlord shall be entitled to consult and obtain the advice of an engineer or other person in relation to the roof or floor loading proposed by the Tenant and the Tenant shall repay to the Landlord on demand the fees of such engineer or other person.

7.      Machinery

        7.1 Not to install or use in or upon the Premises any machinery or apparatus which will cause noise or vibration which can be heard or felt in nearby premises or outside the Premises or which may cause structural damage.

        7.2 To keep all machinery and equipment upon the Premises properly maintained and in good working order, and for that purpose to employ reputable contractors for the regular periodic inspection and maintenance of them, to renew all working and other parts as and when necessary or when recommended by such contractors, to ensure by directions to the Tenant's staff and otherwise that such plant, apparatus and machinery is properly operated, and to avoid damage to the Premises by vibration or otherwise.

8.      Unloading and Parking

                Not to load or unload any goods or materials onto or from vehicles and convey the same into the Building and the Premises except through the entrances designated as service entrances from time to time by the Landlord or the Surveyor (and by means of any lift designated for such purposes).

9.      Heating and Cooling Ventilation

        9.1 Not to do anything which interferes with the heating cooling or ventilation of the Common Parts or which imposes an additional load on the heating cooling or ventilation plant and equipment.

        9.2 During the Permitted Hours to operate the ventilation equipment in the Premises which comprises part of the system for the air conditioning of the Common Parts in accordance with the regulations for such purpose made by the Landlord from time to time.

10.     Regulations

                To comply with all reasonable regulations made by the Landlord from time to time for the management of the Building provided that in the event of conflict between such regulations and the terms of this Lease then the terms of this Lease shall apply.

                                 SIXTH SCHEDULE

                                  The Services

        Maintaining etc Retained Parts

1. Maintaining, repairing, (and where beyond economic repair or necessary to comply with statutory requirements) renewing and replacing and, where appropriate, painting and decorating (to such standard as the Landlord may reasonably from time to time consider adequate) the Retained Parts.

        Lift

2. Providing a lift service during the Permitted Hours by the operation of the lifts now installed in the Building or (where the existing lifts are beyond economic repair or necessary to comply with statutory requirements) by such substituted lifts as the Landlord may from time to time decide to install.

3.      Hot and Cold Water

        Maintaining during the Permitted Hours an adequate supply of hot and cold water and supplying necessary washing and toilet requisites in the toilet accommodation situate in the Retained Parts.

4.      Central Heating

        Supplying during the Permitted Hours central heating to the Premises and the Common Parts.

5.      Maintaining etc Apparatus, Plant, Machinery etc

        Inspecting, servicing, maintaining, repairing, amending, overhauling, (and where beyond economic repair or necessary to comply with statutory requirements renewing and replacing, and insuring (save in so far as insured under other provisions of this Lease) all apparatus, plant, machinery and equipment within the Retained Parts from time to time including (without prejudice to the generality of the foregoing) lifts, lift shafts, stand-by generators and boilers and items relating to mechanical ventilation, heating, cooling, public address, closed circuit television (if any).

6.      Maintaining etc Pipes

        Maintaining, repairing, cleansing, emptying, draining, amending and renewing all Pipes in or serving the Building except those that are within and solely serve the Premises or any part of the Building that is let or intended for letting.

7.      Maintaining etc Fire Alarms etc

        Maintaining, repairing, replacing and renewing any fire alarms and ancillary apparatus, fire prevention and fire fighting equipment, and other apparatus in the Retained Parts.

8.      Cleaning etc Retained Parts

        Cleaning, treating, polishing, heating, ventilating and lighting the Retained Parts to such standard as the Landlord may from time to time consider adequate.

9.      Fixtures Fittings etc

        Supplying, providing, purchasing, hiring, maintaining, renewing, replacing, repairing, servicing, overhauling and keeping in good and serviceable order and condition all appurtenances, fixtures, fittings, bins, receptacles, tools, appliances, materials, equipment and other things which the Landlord may deem desirable or necessary for the maintenance, appearance, upkeep or cleanliness of the Building or any part of it.

10.     Windows

        Cleaning as frequently as the Landlord shall in its reasonable discretion consider adequate the exterior of all windows in the Building and interior and exterior of all windows and window frames in the Retained Parts.

11.     Refuse

        Collecting and disposing of refuse from the Building and the provision, repair, maintenance, and renewal of plant and equipment for the collection, treatment, packaging, or disposal of refuse.

12.     Additional

        Such other services relating to the Building as the Landlord shall from time to time reasonably deem necessary or desirable and not expressly mentioned herein.

        Provided Always that all services shall be provided by the Landlord in accordance with the principles of good estate management.

                                SEVENTH SCHEDULE

                         Additional items of Expenditure

1.1     Fee

        The reasonable fees and disbursements (and any VAT payable thereon) of:

        (a) the Surveyor and any other individual firm or company employed or retained by the Landlord for (or in connection with) such surveying or accounting functions, or the management of the Building;,

        (b) the managing agents whether or not the Surveyor for (or in connection with):

                (i)     the management of the Building;

                (ii) the collection of the rents and all other sums due to the Landlord from the tenants of the Building;

                (iii) the performance of the Services and any other duties in and about the Building or any part of it relating to (without prejudice to the generality of the foregoing) the general management, administration, security, maintenance, protection, cleanliness of the Building;

        (c) any other individual firm or company employed or retained by the Landlord to perform (or in connection with) any of the Services or any of the functions or duties referred to in this paragraph.

1.2 The reasonable fees of the Landlord or a Group Company for any of the Services or the other functions and duties referred to in paragraph 1.1 above that shall be undertaken by the Landlord or a Group Company and not by a third Party.

2.      Staff etc

        The reasonable cost of employing (whether by the Landlord, a Group Company, the managing agents or any other individual firm or company) such staff as the Landlord may reasonably deem necessary for the performance of the Services and the other functions and duties referred to in paragraph 1.1 above and all other incidental expenditure in relation to such employment or the termination thereof.

3.      Outgoings

        All existing and future rates, water rates, charges, duties, assessments, impositions and other outgoings payable by the Landlord in respect of the Building or any part of it (excluding the Premises and any other part of the Building that is let or intended for letting) including (but without prejudice to the generality of the foregoing) residential accommodation for caretakers engineers and other staff employed in connection with the Building.

4.      Electricity and Gas etc

        The cost of the supply of electricity gas oil or other fuel for the provision of the Services and for all purposes in connection with the Retained Parts.

S.      Road etc Charges

        The amount which the Landlord shall be called upon to pay as a contribution towards the expense of making, repairing, maintaining, rebuilding and cleansing any ways roads pavements or structures Pipes party fences walls or anything which may belong to or be used for the Building or any part of it exclusively or in common with other premises near or adjoining the Building.

6.      Regulations

        The costs charges and expenses of preparing and supplying to the tenants copies of any Regulations made by the Landlord relating to the Building or the use of it.

7.      Statutory etc Requirements

        The cost of taking all steps deemed desirable or expedient by the Landlord for complying with, making representations against, or otherwise contesting the incidence of the provisions of any regulation, byelaw notice, legislation, order or statutory requirements concerning town planning, public health, highways, streets, drainage or other matters relating or alleged to relate to the Building or any part of it for which any tenant is not directly liable.

8.      Nuisance

        The cost to the Landlord of abating a nuisance in respect of the Building or any part of it in so far as the same is not the liability of any individual tenant.

9.      Anticipated Expenditure

Such provision (if any) for anticipated expenditure in respect of any of the Services or the above mentioned matters as the Landlord shall in its reasonable discretion consider appropriate.

SEALED with the COMMON SEAL
of DERAMORE HOLDINGS LIMITED
in the presence of:-

SEALED with the COMMON SEAL of
PIVOTAL CORPORATION (NI) LIMITED
in the presence of:-

SEALED with the COMMON SEAL of
PIVOTAL CORPORATION
in the presence of:-

We, THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND, as Mortgagee hereby consent to the within Lease.

Dated     day of              2000




-----------------------------------
Authorised Signatory

                         [DERAMORE PROPERTY GROUP LOGO]

14th April 2000

Pivotal Corporation Limited,
Hamilton House,
111 Marlowes,
Hemel Hempstead,
Hertfordshire.
HP1 1BD.

Dear Sirs,

THIRD FLOOR CAPITAL HOUSE, 3 UPPER QUEEN STREET, BELFAST

In consideration of you agreeing to take a lease of the above premises on the agreed terms, we confirm that we shall permit you to take occupation of the whole of the premises at 9 am on 17 April 2000 and we shall grant to you a lease in the form annexed hereto and shall complete the same within 28 days.

We further agree as follows:

1. We shall, at our own expense, install a 24-hour card access system at the main door of the building to a specification notified to you. The system shall be installed within 21 days of you taking occupation of the premises and the cost of installation shall be added to the Service Charge.

2. As regards the Service Charge, we confirm as follows:

   2.1 No major capital expenditure is currently planned for the building.

   2.2 During the term of the Lease we shall give you reasonable prior notice of any individual item of capital expenditure under the Service Charge which is likely to exceed (pound) 100,000.00 and shall consult with you thereon.

   2.3 We confirm that the present Service Charge estimates are based on (pound)3 per square foot.


                                 41 ROYAL AVENUE
                                 BELFAST BT1 1FB
                      TEL: 028 90 244030 FAX: 028 90243652
                              Email@deramore.co.uk

   2.4 We confirm that the cost of the presently anticipated restructuring and refurbishment of the ground floor area shall not be added to Service Charge and Service Charge shall not include any other building costs which arise as a result of such works.

3. We approve the drawings and specifications of your fit out, subject to same meeting statutory requirements.

On any future disposal of our interest in Capital House, we shall procure that the relevant purchaser shall provide you with a side-letter incorporating points
2.1 and 2.4 (in so far as same relates to the present refurbishment programme at the date hereof) of this letter.



Signed on behalf of
Deramore Holdings Limited


/s/ [SIGNATURE ILLEGIBLE]
--------------------------------------

We accept and confirm the foregoing conditions

Dated day of 2000

Signed on Behalf of Pivotal Corporation Limited


---------------------------------------

Signed on Behalf of Pivotal Corporation

Dated day of 2000

                                                       Deramore Holdings Limited
                                                       160 Brompton Road
                                                       Knightsbridge
                                                       London
                                                       SW3 1RP

                                                       14 April 2000

Pivotal Corporation Limited
Hamilton House
111 Marlowes
Hemel Hempstead
Hertfordshire
HP1 1BD

BY POST & FAX

Dear Sirs

THIRD FLOOR CAPITAL HOUSE 3 UPPER QUEEN STREET BELFAST

In consideration of you agreeing to take a lease of the above premises on the agreed terms, we confirm that we shall permit you to take occupation of the whole of the premises at 9 am on 17 April 2000 and we shall grant to you a lease in the form annexed hereto and shall complete the same within 28 days.

We further agree as follows:

1 We shall, at our own expense, install a 24-hour card access system at the main door of the building to a specification notified to you. The system shall be installed within 21 days of you taking occupation of the premises and the cost of installation shall not be added to the Service Charge.

2    As regards the Service Charge, we confirm as follows:

     2.1  No major capital expenditure is currently planned for the building.

     2.2 During the term of the Lease we shall give you reasonable prior notice of any individual item of capital expenditure under the Service Charge which is likely to exceed (pound sterling)100,000.00 and shall consult with you thereon.

     2.3 We confirm that the present Service Charge estimates are based on (pound sterling)3 per square foot.

     2.4 We confirm that the cost of the presently anticipated restructuring and refurbishment of the ground floor area shall not be added to Service Charge and Service Charge shall not include any other building costs which arise as a result of such works.

3 We approve the drawings and specifications of your fit out, subject to same meeting statutory requirements.

     On any future disposal of our interest in Capital House, we shall procure that the relevant purchaser shall provide you with a side-letter incorporating points 2.1 and 2.4 (in so far as same relates to the present refurbishment programme at the date hereof) of this letter.

Signed on behalf of
Deramore Holdings Limited

We accept and confirm the foregoing conditions

Dated 14 day of April 2000

Signed on Behalf of Pivotal Corporation Limited


 /s/ VINCENT MIFSUD                 VINCENT MIFSUD
-----------------------------

/s/ VINCENT MIFSUD                  VINCENT MIFSUD

Signed on Behalf of Pivotal Corporation

Dated 14 day of April 2000

                                  [STREET MAP]

                               [THIRD FLOOR PLAN]